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                                                                     EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                         CERTIFICATE OF INCORPORATION OF
                             PATTERSON ENERGY, INC.

         Pursuant to the provisions of Section 242 of the General Corporation Law of Delaware, the undersigned corporation adopts the following amendment to its Certificate of Incorporation:

         FIRST:  The name of the Corporation is PATTERSON ENERGY, INC.

         SECOND: The following amendment to the Certificate of Incorporation was adopted by a vote of the stockholders sufficient for approval effective on July 30, 1996, in the manner prescribed by the General Corporation Law of the State of Delaware:

         Article FOURTH of the Certificate of Incorporation is amended to read in its entirety as follows:

                  FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is ten million (10,000,000) shares, of which nine million (9,000,000) shares shall be Common Stock, having a par value of $0.01 per share, and one million (1,000,000) shares shall be Preferred Stock, having a par value of $0.01 per share. The shares of such classes of stock shall have the following express terms:

         Section 1.  PREFERRED STOCK

                  1.1 Authority of the Board of Directors to Create Series. The Board of Directors is hereby expressly granted authority, to the full extent now or hereafter permitted herein and by the General Corporation Law of the State of Delaware, at any time or from time to time, by resolution or resolutions, to create one or more series of Preferred Stock, to fix the authorized number of shares of any series (which number of shares may vary as between series and be changed from time to time by like action), and to fix the terms of such series, including, but not limited to, the following:

                           (a) the designation of such series, which may be by
                  distinguishing number, letter, or title;

                           (b) the rate or rates at which shares of such series
                  shall be entitled to receive dividends; the periods in respect of which dividends are payable; the conditions upon, and times of payment
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                  of, such dividends; the relationship and preference, if any, of such dividends to dividends payable on any other class or classes or any other series of stock; whether such dividends shall be cumulative and, if cumulative, the date or dates from which such dividends shall accumulate; and the other terms and conditions applicable to dividends upon shares of such series;

                           (c) the rights of the holders of the shares of such
                  series in case the Corporation be liquidated, dissolved or wound up (which may vary depending upon the time, manner, or voluntary or involuntary nature or other circumstances of such liquidation, dissolution, or winding up) and the relationship and preference, if any, of such rights to rights of holders of shares of stock of any other class or classes or any other series of stock;

                           (d) the right, if any, of the Corporation to redeem
                  shares of such series at its option, including any limitation of such right, and the amount or amounts to be payable in respect of the shares of such series in case of such redemption (which may vary depending on the time, manner, or other circumstances of such redemption), and the manner, effect, and other terms and conditions of any such redemption;

                           (e) the obligation, if any, of the Corporation to
                  purchase, redeem, or retire shares of such series and/or to maintain a fund for such purpose, and the amount or amounts to be payable from time to time for such purpose or into such fund, or the number of shares to be purchased, redeemed, or retired, the per share purchase price or prices, and the other terms and conditions of any such obligation or obligations;

                           (f) the voting rights, if any, which, if granted, may
                  be full, special, or limited, to be given the shares of such series, including, without limiting the generality of the foregoing, the right, if any, as a series or in conjunction with other series or classes, to elect one or more members of the Board of Directors either generally or at certain times or under certain circumstances, and restrictions, if any, on particular corporate acts without a specified vote or consent of holders of such shares (such as, among others, restrictions on modifying the terms of such series or of the Preferred Stock, restricting the permissible terms of other series or the permissible variations between series of the Preferred Stock, authorizing or issuing additional shares of the Preferred Stock, creating debt, or creating any class of stock ranking prior to or on a parity with the Preferred Stock or any series thereof as to dividends, or assets remaining for distribution to the

                                       2.
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                  stockholders in the event of the liquidation, dissolution, or winding up of the Corporation);

                           (g) the right, if any, to exchange or convert the
                  shares into shares of any other series of the Preferred Stock or into shares of any other class of stock of the Corporation or the securities of any other corporation, and the rate or basis, time, manner, terms, and conditions of exchange or conversion or the method by which the same shall be determined; and

                           (h) the other special powers, preferences, or rights,
                  if any, and the qualifications, limitations, or restrictions thereof, of the shares of such series.

                  The Board of Directors shall fix the terms of each such series by resolution or resolutions adopted at any time prior to the issuance of the shares thereof, and the terms of each such series may, subject only to restrictions, if any, imposed by this Certificate of Incorporation or by applicable law, vary from the terms of other series to the extent determined by the Board of Directors from time to time and provided in the resolution or resolutions fixing the terms of the respective series of the Preferred Stock.

                  1.2 Status of Certain Shares. Shares of any series of the Preferred Stock, whether provided for herein or by resolution or resolutions of the Board of Directors, which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, or which have been purchased or otherwise acquired by the Corporation, shall have the status of authorized and unissued shares of the Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of the Preferred Stock to be created by resolution or resolutions of the Board of Directors or as a part of any other series of the Preferred Stock, all subject to the conditions or restrictions on issuance set forth herein or in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of the Preferred Stock.

         Section 2.  COMMON STOCK

                  2.1 Issuance, Consideration, and Terms. Any unissued shares of the Common Stock may be issued from time to time for such consideration, having a value of not less than the par value thereof, as may be fixed from time to time by the Board of Directors. Any treasury shares may be disposed of for such consideration as may be determined from time to time by the Board of Directors. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be of equal rank and shall be identical to every other share of Common Stock. Holders of Common Stock shall have such rights as are provided herein and by law.


                                       3.
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                           2.2 Voting Rights. Except as expressly required by
                  law or as provided in or fixed and determined pursuant to
                  Section 1 of this Article FOURTH, the entire voting power and all voting rights shall be vested exclusively in the Common Stock. Each holder of shares of Common Stock shall be entitled to one (1) vote for each share standing in such holder's name on the books of the Corporation.

                           2.3 Dividends. Subject to Section 1 of this Article
                  FOURTH, the holders of Common Stock shall be entitled to receive, and shall share equally share for share, when and as declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends or distributions payable in cash, in property, or in securities of the Corporation.

         THIRD: The Amendment does not provide for the exchange, reclassification or cancellation of issued shares.

         FOURTH: The Amendment does not effect a change in the amount of stated capital.

         Dated: ____________________.

ATTEST:                                       PATTERSON ENERGY, INC.



                                              By: ____________________________
James C. Brown, Secretary                        A. Glenn Patterson, President


         Each of the undersigned, A. Glenn Patterson, the President of the Corporation, and James C. Brown, the Secretary of the Corporation, hereby affirms and acknowledges, under penalties of perjury, that the respective signature of the undersigned on the foregoing instrument is his respective act and deed or the act and deed of the Corporation, and that the facts stated in the foregoing instrument are true.

                                                  _____________________________
                                                  A. Glenn Patterson, President


                                                  _____________________________
                                                  James C. Brown, Secretary


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